EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Imaging PET Technologies, Inc., a Canadian Company

Positron Pharmaceuticals Company, a Nevada corporation

Manhattan Isotope Technology, LLC, a New Mexico limited liability company